UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9385

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2023, Society Pass Incorporated (the “Company”) entered into a structured financing agreement (the “Agreement”) with Strattners FZCO (“Strattners”). Pursuant to the Agreement, the Company shall have the right, but not the obligation, to offer and sell to Strattners up to $40,000,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), at the Company’s request any time during the commitment period commencing on October 5, 2023 (the “Effective Date”) and terminating on the first day of the month next following the 36-month anniversary of the Effective Date. Each issuance and sale by the Company to Strattners under the Agreement (an “Advance”) is subject to a maximum limit equal to $2,000,000. Further, subject to Instruction I.B.6 to Form S-3, which is referred to as the “baby shelf rules”, for so long as the Company’s public float is less than $75,000,000, it may not sell more than the equivalent of one-third of its public float during any twelve consecutive months pursuant to the baby shelf rules.

The shares will be issued and sold to Strattners at a per share price equal to 96% of the Market Price (as defined below). The Advances are subject to certain limitations, including that Strattners cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance (the “Ownership Limitation”) or acquiring since the Effective Date under the Purchase Agreement more than 19.99% of the Company’s outstanding Common Stock, as of the date of the Purchase Agreement, unless shareholder approval was obtained allowing for issuances in excess of such amount (the “Exchange Cap”).

In connection with the execution of the Agreement, the Company agreed to issue to the Investor an aggregate of 500,000 shares of Common Stock as commitment fee (the “Commitment Shares”). The issuance of the Commitment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will file with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated April 20, 2023, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-271030, registering the shares of Common Stock that are to be offered and sold to Strattners pursuant to the Agreement.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms, please refer to the copy of the Agreement that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 5, 2023, Raynauld Liang was appointed as the new Chief Executive Officer of the Company. Concurrent with his appointment, Mr. Liang resigned from his position as Chief Financial Officer of the Company simultaneously.

Mr. Liang began his career as a Finance Manager at IBM Global Services/IBM Asia Pacific Software Group based in Singapore. Mr. Liang then worked at a Singapore mainboard listed company Hyflux Limited as a finance manager from 2005 to 2007. Mr. Liang worked at a China based Singapore listed company Sino Environment Technology Group Limited as Chief Financial Officer from 2007 to 2010. Mr. Liang later joined Primeforth Capital Limited a Singapore-based boutique corporate advisory firm as an investment director to work on startup companies and pre-IPO fund raising activities from 2010 to 2012. He later founded Connex Capital Limited in 2012, a corporate advisory firm with a focus on advising companies with IPOs in Singapore and Hong Kong. He headed the investment function of a family office, L K Ang Corporate Pte Ltd from 2014 to 2019. Mr. Liang earned a Bachelor of Commerce from The University of Queensland in Australia majoring in accounting.

There are no arrangements or understandings between Mr. Liang and any other person pursuant to which Mr. Liang was appointed as Chief Executive Officer of the Company. On October 5, 2023, the Company entered into an employment agreement with Mr. Liang (the “CEO Employment Agreement”), which provides that Mr. Liang’s employment will be five years after the date thereof. Under the CEO Employment Agreement, Mr. Liang will be entitled to an annual base salary of $600,000 and will be eligible to participate in the Company bonus plan. Mr. Liang will receive 250,000 incentive stock options as equity award.

In conjunction with Mr. Liang’s resignation, Yee Siong Tan was appointed as the Chief Financial Officer of the Company. Mr. Liang’s appointment was concurrent with the resignation of Dennis Nguyen, on October 5, 2023, as a director of the Company, and as the Chairman and the Chief Executive Officer of the Company, and all the positions that he held in the Company and each subsidiary of the Company, effective immediately. Mr. Nguyen’s resignation did not result from any disagreement with the Company. Mr. Nguyen entered into a Transition, Release and Consulting Agreement with the Company that will require Mr. Nguyen to provide consulting services through December 31, 2025. The Company will not appoint a new director to replace Mr. Nguyen and the Company’s Board of Directors will remain at four members. Peter DiChiara, the Company’s Secretary, will serve as Chairman of Board meetings.

Mr. Tan, 40, has been the Company’s controller since November 2021, Mr. Tan engaged in financial operation management, mergers and acquisitions, financial planning and analysis, audit and regulatory compliance and legal functions for the company. Responsible for all SEC filing matters, Mr. Tan possesses more than 15 years of audit, internal control, tax , merger & acquisition and risk mitigation experience. Previously from 2014 to 2021, Mr. Tan was financial controller at ISOTeam Ltd, a construction engineering company and Finance manager at Hoe Leong Corporation Ltd, a shipping and heavy equipment supplier. Mr. Tan obtained a Bachelor of commerce, Tunku Adbul Rahman University in Malaysia and is also a Member of the Institute of Singapore Chartered Accountants as well as the Association of Chartered Certified Accountants in the United Kingdom.

There are no arrangements or understandings between Mr. Tan and any other person pursuant to which Mr. Tan was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Tan and any director or executive officer of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Tan had, or will have, a direct or indirect material interest.

On October 5, 2023, the Company entered into an employment agreement with Mr. Tan (the “CFO Employment Agreement”), which provides that Mr. Tan’s employment will be five years after the date thereof. Under the CFO Employment Agreement, Mr. Tan will be entitled to an annual base salary of $150,000 and will be eligible to participate in the Company bonus plan. Mr. Tan will receive 50,000 incentive stock options as equity award.

The foregoing is a summary description of certain terms of the CEO Employment Agreement, the CFO Employment Agreement and the Transition, Release and Consulting Agreement. For a full description of all terms, please refer to the copy of the agreements that are filed herewith as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as exhibits to this report:

Exhibit Number	Description of Exhibit
10.1	Form of Structured Financing Agreement
10.2	Form of Employment Agreement by and between the Company and Raynauld Liang
10.3	Form of Employment Agreement by and between the Company and Yee Siong Tan
10.4	Form of Transition, Release and Consulting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Raynauld Liang
	Name:	Raynauld Liang
	Title:	Chief Executive Officer

Date: October 6, 2023

4